Exhibit 99

FOR RELEASE 6:00 AM EDT, August 1, 2011

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                      (304) 530-0552
Email:                                rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER 2011 RESULTS

Q2 2011 EPS $0.11 compared to ($0.04) in Q1 2011 and ($0.40) in Q2 2010

MOOREFIELD, WV – August 1, 2011 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported second quarter 2011 net income applicable to common shares of $831,000, or $0.11 per diluted share, compared with a net loss applicable to common shares of $2.95 million, or ($0.40) per diluted share, for the second quarter of 2010. Second quarter 2011 results, as compared to the same period in 2010, were positively impacted by a lower provision for loan losses and by reduced charges to write-down foreclosed properties to estimated fair value.

Excluding from second quarter 2011 nonrecurring items (on a pre-tax basis) consisting of realized securities gains of $318,000, charges for other-than-temporary impairment (“OTTI”) of securities of $533,000 and write-downs of foreclosed properties of $689,000, and from second quarter 2010 realized securities gains of $1.26 million and write-downs of foreclosed properties of $2.19 million, pro forma second quarter 2011 earnings were approximately $1.40 million, or $0.18 per diluted share, compared to a pro forma net loss of $2.36 million, or ($0.32) per diluted share, for the year-ago period.

For the six months ended June 30, 2011, Summit recorded net income applicable to common shares of $509,000, or $0.07 per diluted share, compared with a net loss applicable to common shares of $2.91 million, or ($0.39) per diluted share, for the comparable 2010 six-month period.

Excluding  from the six month period ended June 30, 2011 nonrecurring items (on a pre-tax basis) comprised of realized securities gains of $1.95 million, OTTI charges of $1.76 million and write-downs of foreclosed properties of $4.13 million, and from the 2010 first six-month period realized securities gains of $1.52 million and write-downs of foreclosed properties of $2.19 million, pro forma earnings for first six months of 2011 were approximately $3.00 million, or $0.41 per diluted share, compared to a pro forma net loss of $2.46 million, or ($0.33) per diluted share, for the 2010 six month period.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “While we are pleased to have returned to profitability this quarter, our job one remains to reduce our portfolio of nonperforming assets, which remain a significant drag on our earnings performance. We continue to make progress in this regard, as loan delinquencies have declined since year-end 2010, quarter-over-quarter net loan charge-offs have declined for three consecutive quarters, and we are seeing few new additions to our problem loan portfolio. We continue to manage our problem assets through a combination of asset sales, loan workouts and charge-offs. However, progress with respect to the disposition of foreclosed properties has been difficult to achieve as the return of our real estate markets to more normal activity levels is progressing slowly”.

“We continue to lower our loan portfolio’s risk, particularly in regard to construction and development lending which now represents just 11 percent of the portfolio compared to 16 percent two years ago. We have increased our reliance on retail deposits; during the first half of 2011, retail deposits increased by more than 5 percent, contributing to our ability to pay down $56 million in higher-priced wholesale funding; more over, during the past two years our retail deposits have increased 20 percent, while our use of wholesale funds has decreased 34 percent. Further, our hard work to reduce controllable expenses, which partially offsets the higher costs associated with increased levels of problem assets, continues to produce good results as our total noninterest expense for the first half of 2011 was more than 4% less than in the first half of 2010 due to staff reductions, salary freezes and other cost reduction measures.”

Results from Operations

Total revenue for the 2011 second quarter, consisting of net interest income and noninterest income, was $12.1 million compared to $11.7 million for the 2010 second quarter. For the year-to-date period ended June 30, 2011, total revenue was $21.6 million compared to $24.6 million for the same period in 2010.

Perhaps more meaningful, total revenue excluding nonrecurring items (as enumerated above) was $13.0 million for second quarter 2011 compared to $12.6 million in the prior-year quarter, an increase of 3.9 percent.  For the first six months of 2011, total revenue excluding nonrecurring items was $25.6 million versus $25.1 million for the same period in 2010, an increase of 2.1 percent.

For the second quarter of 2011, net interest income was $10.2 million, an increase of 2.3 percent from the $9.9 million reported in the prior-year second quarter and an increase of 0.6 percent from the $10.1 million reported in the linked quarter. The net interest margin for second quarter 2011 was 3.09 percent compared to 2.90 percent for the year-ago quarter, and 3.11 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for second quarter 2011 was $1.99 million compared to $1.81 million for the comparable period of 2010. Excluding nonrecurring items (as enumerated above), noninterest income was $2.89 million for second quarter 2011, up $144,000 or 5.2 percent from the $2.75 million reported for first quarter 2010.

The provision for loan losses was $3.0 million for the second quarter of 2011 compared to $3.0 million and $8.5 million for the linked and year-ago quarters, respectively.

Noninterest expense continues to be well-controlled, despite the increased costs of the administration of foreclosed properties, which increased 68.9 percent, to $412,000 for second quarter 2011, compared to $244,000 for the comparable period of 2010. Total noninterest expense increased just 1.6% for the quarter to $7.9 million from the $7.8 million reported in second quarter 2010. Moreover, noninterest expense for the first half of 2011 was $637,000, or 4.1 percent, less than during the first half of 2010. Cost-saving initiatives continue in place and their impact remain beneficial.

Balance Sheet

At June 30, 2011, total assets were $1.47 billion, a decrease of $9.8 million, or 0.7 percent, and a decrease of $51.6 million, or 3.4 percent, since December 31, 2010 and June 30, 2010, respectively. Total loans, net of unearned fees, were $989.1 million at June 30, 2011, down $23.4 million, or 2.3 percent, from the $1.013 billion reported at year-end 2010, and down $96.7 million or 8.9 percent from the year-ago quarter-end.

All loan categories have declined since year-end 2010, except for commercial real estate (“CRE”), the largest component of Summit’s loan portfolio, which increased a modest $0.9 million. The second largest component of Summit’s loan portfolio, residential real estate, declined $11.7 million, or 3.3 percent, while construction and development (“C&D”) loans declined $6.1 million, or 5.4 percent and commercial (“C&I”) loans declined $4.8 million, or 4.9 percent.

During the first half of 2011, retail deposits grew $43.7 million, or 5.4 percent, to $850.3 million, with the majority of growth occurring in savings and non interest bearing checking accounts. The increase in retail deposits provided Summit with an opportunity to further reduce brokered deposits and relatively higher-cost long-term borrowings by $34.5 million and $21.5 million, respectively, or 15.0 percent and 6.3 percent, respectively, since year-end 2010.

Asset Quality

As of June 30, 2011, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $105.3 million, or 7.18 percent of assets. This compares to $89.8 million, 6.06 percent of assets at first quarter-end 2011, and $92.2 million, or 6.24 percent of assets, at year-end 2010. The increase in second quarter 2011 NPAs is principally the result of classifying a single residential construction and development loan relationship as nonperforming during the quarter. Partially as result of the increase in nonperforming loans, the allowance for loan losses increased 18.9 percent during second quarter 2011 to 1.82 percent of period end total loans, compared to 1.70 percent of total loans at March 31, 2011 and at year-end 2010.

During first half of 2011, foreclosed real estate decreased by $4.0 million, to $66.2 million, or 4.51 percent of assets. Approximately three-fourths of total foreclosed properties, or $47.4 million, consists of land, development and construction projects.

Loans 30-89 day delinquent continued to show improvement, decreasing to 1.16 percent of total loans at June 30, 2011, compared to 1.25 percent and 2.77 percent of total loans at March 31, 2011 and December 31, 2010, respectively.

 Capital Adequacy

 Common shareholders’ equity was $91.9 million as of June 30, 2011 compared to $89.2 million December 31, 2010. Summit's depository institution, Summit Community Bank, Inc. (“Bank”), remains well in excess of regulatory requirements for a "well capitalized" institution at June 30, 2011. The Bank’s total risk-based capital ratio improved to 12.8 percent at June 30, 2011 compared 12.6 percent at March 31, 2011, while its Tier 1 leverage capital ratio remained unchanged at 8.3 at both period ends. Total common shares outstanding as of June 30, 2011 were 7,425,472.

About the Company

Summit Financial Group, Inc. is a $1.47 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2011 vs Q2 2010

	For the Quarter Ended		Percent
Dollars in thousands	6/30/2011	6/30/2010	Change
Condensed Statements of Income
Interest income
Loans, including fees	$14,956	$16,614	-10.0%
Securities	3,125	3,592	-13.0%
Other	28	2	NM
Total interest income	18,109	20,208	-10.4%
Interest expense
Deposits	4,667	5,378	-13.2%
Borrowings	3,282	4,894	-32.9%
Total interest expense	7,949	10,272	-22.6%
Net interest income	10,160	9,936	2.3%
Provision for loan losses	3,000	8,500	-64.7%
Net interest income after provision
for loan losses	7,160	1,436	NM

Noninterest income
Insurance commissions	1,142	1,223	-6.6%
Service fee income	758	828	-8.5%
Realized securities gains	318	1,256	-74.7%
Other-than-temporary impairment of securities	(533)	-	NM
Write-downs of foreclosed properties	(689)	(2,194)	68.6%
Other income	990	694	42.7%
Total noninterest income	1,986	1,807	9.9%
Noninterest expense
Salaries and employee benefits	4,186	3,965	5.6%
Net occupancy expense	481	509	-5.5%
Equipment expense	581	634	-8.4%
Professional fees	193	262	-26.3%
FDIC premiums	586	625	-6.2%
Foreclosed properties expense	412	244	68.9%
Other expenses	1,464	1,543	-5.1%
Total noninterest expense	7,903	7,782	1.6%
Income (loss) before income taxes	1,243	(4,539)	NM
Income taxes	338	(1,661)	NM
Net income (loss)	905	(2,878)	NM
Preferred stock dividends	74	74	0.0%

Net income (loss) applicable to common shares	$831	$(2,952)	NM

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2011 vs Q2 2010

	For the Quarter Ended		Percent
	6/30/2011	6/30/2010	Change
Per Share Data
Earnings per common share
Basic	$0.11	$(0.40)	NM
Diluted	$0.11	$(0.40)	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	7,425,472	7,425,472	0.0%

Performance Ratios
Return on average equity (A)	4.12%	-13.16%	131.3%
Return on average assets	0.24%	-0.75%	132.0%
Net interest margin	3.09%	2.90%	6.6%
Efficiency ratio (B)	58.66%	59.14%	-0.8%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2011 vs 2010

	For the Six Months Ended		Percent
Dollars in thousands	6/30/2011	6/30/2010	Change
Condensed Statements of Income
Interest income
Loans, including fees	$30,096	$33,654	-10.6%
Securities	6,168	7,185	-14.2%
Other	45	13	NM
Total interest income	36,309	40,852	-11.1%
Interest expense
Deposits	9,410	10,876	-13.5%
Borrowings	6,637	9,809	-32.3%
Total interest expense	16,047	20,685	-22.4%
Net interest income	20,262	20,167	0.5%
Provision for loan losses	6,000	13,850	-56.7%
Net interest income after provision
for loan losses	14,262	6,317	125.8%

Noninterest income
Insurance commissions	2,384	2,432	-2.0%
Service fee income	1,379	1,535	-10.2%
Realized securities gains	1,946	1,520	28.0%
Other-than-temporary impairment of securities	(1,761)	(29)	NM
Write-downs of foreclosed properties	(4,132)	(2,194)	-88.3%
Other income	1,558	1,184	31.6%
Total noninterest income	1,374	4,448	-69.1%
Noninterest expense
Salaries and employee benefits	8,028	7,813	2.8%
Net occupancy expense	990	1,031	-4.0%
Equipment expense	1,161	1,263	-8.1%
Professional fees	389	536	-27.4%
FDIC premiums	1,279	1,450	-11.8%
Foreclosed properties expense	846	476	77.7%
Other expenses	2,186	2,947	-25.8%
Total noninterest expense	14,879	15,516	-4.1%
Income (loss) before income taxes	757	(4,751)	NM
Income taxes	100	(1,993)	NM
Net income (loss)	657	(2,758)	NM
Preferred stock dividends	148	148	0.0%

Net income (loss) applicable to common shares	$509	$(2,906)	NM

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2011 vs 2010

	For the Six Months Ended		Percent
	6/30/2011	6/30/2010	Change
Per Share Data
Earnings per common share
Basic	$0.07	$(0.39)	NM
Diluted	$0.07	$(0.39)	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	7,425,472	7,425,472	0.0%

Performance Ratios
Return on average equity (A)	1.50%	-6.29%	NM
Return on average assets	0.09%	-0.36%	NM
Net interest margin	3.10%	2.92%	6.2%
Efficiency ratio (B)	58.52%	58.45%	0.1%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Condensed Statements of Income
Interest income
Loans, including fees	$14,956	$15,140	$16,064	$16,239	$16,614
Securities	3,125	3,043	3,191	3,308	3,592
Other	28	17	11	7	2
Total interest income	18,109	18,200	19,266	19,554	20,208
Interest expense
Deposits	4,667	4,743	5,000	5,160	5,378
Borrowings	3,282	3,355	3,829	4,846	4,894
Total interest expense	7,949	8,098	8,829	10,006	10,272
Net interest income	10,160	10,102	10,437	9,548	9,936
Provision for loan losses	3,000	3,000	3,000	4,500	8,500
Net interest income after provision
for loan losses	7,160	7,102	7,437	5,048	1,436

Noninterest income
Insurance commissions	1,142	1,242	1,086	1,227	1,223
Service fee income	758	621	741	763	828
Realized securities gains	318	1,628	463	67	1,256
Other-than-temporary impairment of securities	(533)	(1,228)	(850)	(109)	-
Write-downs of foreclosed properties	(689)	(3,443)	(1,206)	-	(2,194)
Other income	990	699	637	472	694
Total noninterest income	1,986	(481)	871	2,420	1,807
Noninterest expense
Salaries and employee benefits	4,186	3,973	3,839	4,000	3,965
Net occupancy expense	481	509	480	498	509
Equipment expense	581	580	574	620	634
Professional fees	193	196	256	223	262
FDIC premiums	586	693	705	715	625
Foreclosed properties expense	412	434	430	671	244
Other expenses	1,464	722	1,478	1,467	1,543
Total noninterest expense	7,903	7,107	7,762	8,194	7,782
Income (loss) before income taxes	1,243	(486)	546	(726)	(4,539)
Income taxes	338	(238)	(364)	(598)	(1,661)
Net income (loss)	905	(248)	910	(128)	(2,878)
Preferred stock dividends	74	74	74	74	74
Net income (loss) applicable to common shares	$831	$(322)	$836	$(202)	$(2,952)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Per Share Data
Earnings per common share
Basic	$0.11	$(0.04)	$0.11	$(0.03)	$(0.40)
Diluted	$0.11	$(0.04)	$0.11	$(0.03)	$(0.40)

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	7,425,472	7,425,472	7,425,822	7,427,955	7,425,472

Performance Ratios
Return on average equity (A)	4.12%	-1.14%	4.17%	-0.59%	-13.16%
Return on average assets	0.24%	-0.07%	0.25%	-0.03%	-0.75%
Net interest margin	3.09%	3.11%	3.15%	2.84%	2.90%
Efficiency ratio - (B)	58.66%	58.38%	58.05%	65.00%	59.54%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Assets
Cash and due from banks	$4,515	$4,263	$4,652	$4,598	$4,190
Interest bearing deposits other banks	24,658	46,448	45,696	40,691	24,810
Securities	295,806	293,240	270,658	267,856	258,971
Loans, net	971,127	979,387	995,319	1,018,169	1,065,118
Property held for sale	66,188	66,961	70,235	68,353	69,478
Intangible assets	8,826	8,914	9,002	9,090	9,178
Other assets	96,866	82,982	82,243	87,655	87,861
Total assets	$1,467,986	$1,482,195	$1,477,805	$1,496,412	$1,519,606

Liabilities and Shareholders' Equity
Retail deposits	$850,312	$844,914	$806,652	$786,992	$780,809
Brokered time deposits	195,782	217,205	230,287	243,040	240,329
Short-term borrowings	2,047	1,879	1,582	1,610	2,739
Long-term borrowings and
subordinated debentures	319,020	319,905	340,498	366,037	397,564
Other liabilities	8,966	8,964	9,630	8,499	9,311
Shareholders' equity	91,859	89,328	89,156	90,234	88,854
Total liabilities and shareholders' equity	$1,467,986	$1,482,195	$1,477,805	$1,496,412	$1,519,606

Book value per common share (A)	$11.34	$11.03	$11.01	$11.14	$10.97
Tangible book value per common share (A)	$10.25	$9.93	$9.90	$10.02	$9.84
Tangible equity / Tangible assets	5.7%	5.5%	5.5%	5.5%	5.3%

NOTE (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Summit Financial Group, Inc.
Total Risk Based Capital	11.9%	11.7%	11.8%	11.6%	11.5%
Tier 1 Risk Based Capital	9.3%	9.1%	9.1%	8.8%	8.7%
Tier 1 Leverage Ratio	6.7%	6.6%	6.9%	6.7%	6.5%

Summit Community Bank, Inc.
Total Risk Based Capital	12.8%	12.6%	12.6%	12.2%	12.0%
Tier 1 Risk Based Capital	11.5%	11.3%	11.4%	10.9%	10.8%
Tier 1 Leverage Ratio	8.3%	8.3%	8.5%	8.3%	8.1%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Commercial	$92,287	$92,227	$97,060	$95,713	$117,072
Commercial real estate	423,374	423,560	422,435	429,369	428,093
Construction and development	106,687	107,554	112,777	122,385	141,869
Residential real estate	339,906	345,685	351,614	359,404	367,410
Consumer	23,773	22,968	24,146	24,945	25,908
Other	3,116	4,326	4,511	5,222	5,534
Total loans, net of unearned fees	989,143	996,320	1,012,543	1,037,038	1,085,886
Less allowance for loan losses	18,016	16,933	17,224	18,869	20,768
Loans, net	$971,127	$979,387	$995,319	$1,018,169	$1,065,118

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Non interest bearing checking	$85,964	$86,735	$74,604	$76,362	$73,519
Interest bearing checking	150,004	153,283	150,291	152,393	142,771
Savings	212,745	212,502	177,053	182,284	196,224
Time deposits	401,599	392,394	404,704	375,953	368,295
Total retail deposits	$850,312	$844,914	$806,652	$786,992	$780,809

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Gross loan charge-offs	$2,022	$3,396	$5,135	$6,477	$5,907
Gross loan recoveries	(104)	(105)	(490)	(78)	(332)
Net loan charge-offs	$1,918	$3,291	$4,645	$6,399	$5,575

Net loan charge-offs to average loans (annualized)	0.76%	1.31%	1.76%	2.42%	1.94%
Allowance for loan losses	$18,016	$16,933	$17,224	$18,869	$20,768
Allowance for loan losses as a percentage
of period end loans	1.82%	1.70%	1.70%	1.82%	1.91%
Nonperforming assets:
Nonperforming loans
Commercial	$2,212	$2,186	$1,318	$891	$1,347
Commercial real estate	8,093	5,284	2,686	5,386	15,387
Commercial construction and development	-	131	-	-	812
Residential construction and development	19,222	8,428	10,048	14,419	18,307
Residential real estate	9,237	6,343	7,517	8,542	6,125
Consumer	130	206	142	75	23
Total nonperforming loans	38,894	22,578	21,711	29,313	42,001
Foreclosed properties
Commercial	$597	$597	$597	$-	$-
Commercial real estate	14,179	13,738	14,745	13,091	15,011
Commercial construction and development	16,886	16,919	17,021	16,691	16,213
Residential construction and development	30,512	32,002	34,377	35,197	34,506
Residential real estate	4,014	3,706	3,495	3,374	3,748
Total foreclosed properties	66,188	66,962	70,235	68,353	69,478
Other repossessed assets	264	262	289	314	333
Total nonperforming assets	$105,346	$89,802	$92,235	$97,980	$111,812

Nonperforming loans to period end loans	3.93%	2.26%	2.14%	2.82%	3.86%
Nonperforming assets to period end assets	7.18%	6.06%	6.24%	6.55%	7.36%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Commercial	$1,572	$910	$664	$817	$516
Commercial real estate	2,756	2,515	4,523	1,933	9,246
Construction and development	163	1,947	3,156	1,711	819
Residential real estate	6,603	6,561	19,164	7,050	10,846
Consumer	415	494	551	691	536
Total	$11,509	$12,427	$28,058	$12,202	$21,963

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2011 vs Q2 2010
	Q2 2011			Q2 2010
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$986,545	$14,884	6.05%	$1,116,980	$16,533	5.94%
Tax-exempt	4,783	97	8.13%	6,070	123	8.13%
Securities
Taxable	270,812	2,574	3.81%	247,404	3,140	5.09%
Tax-exempt	50,968	835	6.57%	41,156	685	6.68%
Interest bearing deposits other banks
and Federal funds sold	43,741	27	0.25%	1,075	2	0.75%
Total interest earning assets	1,356,849	18,417	5.44%	1,412,685	20,483	5.82%

Noninterest earning assets
Cash & due from banks	3,756			13,454
Premises & equipment	22,737			23,926
Other assets	115,920			99,812
Allowance for loan losses	(18,075)			(19,003)
Total assets	$1,481,187			$1,530,874

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$152,587	$101	0.27%	$145,966	$157	0.43%
Savings deposits	211,618	504	0.96%	196,653	637	1.30%
Time deposits	608,669	4,061	2.68%	601,629	4,585	3.06%
Short-term borrowings	2,035	1	0.20%	16,231	20	0.49%
Long-term borrowings and
subordinated debentures	319,533	3,282	4.12%	397,640	4,874	4.92%
Total interest bearing liabilities	1,294,442	7,949	2.46%	1,358,119	10,273	3.03%

Noninterest bearing liabilities
Demand deposits	86,216			71,934
Other liabilities	9,127			9,855
Total liabilities	1,389,785			1,439,908

Shareholders' equity - preferred	3,519			3,519
Shareholders' equity - common	87,883			87,447
Total liabilities and
shareholders' equity	$1,481,187			$1,530,874

NET INTEREST EARNINGS		$10,468			$10,210

NET INTEREST MARGIN			3.09%			2.90%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2011 vs YTD 2010

	YTD 2011			YTD 2010
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$993,905	$29,967	6.08%	$1,131,013	$33,491	5.97%
Tax-exempt	4,861	195	8.09%	6,376	247	7.81%
Securities
Taxable	270,338	5,183	3.87%	249,937	6,278	5.07%
Tax-exempt	44,434	1,492	6.77%	41,475	1,374	6.68%
Interest bearing deposits other banks
and Federal funds sold	40,075	45	0.23%	708	13	3.70%
Total interest earning assets	1,353,613	36,882	5.49%	1,429,509	41,403	5.84%

Noninterest earning assets
Cash & due from banks	3,894			14,543
Premises & equipment	22,857			24,034
Other assets	114,467			92,337
Allowance for loan losses	(18,095)			(18,641)
Total assets	$1,476,736			$1,541,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$150,437	$201	0.27%	$146,331	$330	0.45%
Savings deposits	204,666	1,005	0.99%	195,746	1,328	1.37%
Time deposits	615,953	8,204	2.69%	598,749	9,218	3.10%
Short-term borrowings	1,886	2	0.21%	30,519	78	0.52%
Long-term borrowings and
subordinated debentures	321,370	6,635	4.16%	399,155	9,732	4.92%
	1,294,312	16,047	2.50%	1,370,500	20,686	3.04%
Noninterest bearing liabilities
Demand deposits	82,142			71,255
Other liabilities	9,378			8,865
Total liabilities	1,385,832			1,450,620

Shareholders' equity - preferred	3,519			3,519
Shareholders' equity - common	87,385			87,643
Total liabilities and
shareholders' equity	$1,476,736			$1,541,782

NET INTEREST EARNINGS		$20,835			$20,717

NET INTEREST MARGIN			3.10%			2.92%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Six Months Ended
Dollars in thousands	6/30/2011	6/30/2010	6/30/2011	6/30/2010

Net income applicable to common shares - excluding
realized securities gains, other-than-temporary
impairment of securities and write-downs of
foreclosed properties	$1,400	$(2,361)	$2,995	$(2,464)

Realized securities gains	318	1,256	1,946	1,520
Applicable income tax effect	(118)	(465)	(720)	(562)
Other-than-temporary impairment of securities	(532)	-	(1,761)	(29)
Applicable income tax effect	197	-	652	11
Write-downs foreclosed properties	(689)	(2,194)	(4,132)	(2,194)
Applicable income tax effect	255	812	1,529	812
	(569)	(591)	(2,486)	(442)
GAAP net income applicable to common shares	$831	$(2,952)	$509	$(2,906)

Diluted earnings per common share - excluding realized
securities gains, other-than-temporary impairment
of securities, and write-downs of foreclosed
	$0.18	$(0.32)	$0.41	$(0.33)

Realized securities gains	0.04	0.17	0.26	0.20
Applicable income tax effect	(0.01)	(0.06)	(0.10)	(0.07)
Other-than-temporary impairment of securities	(0.07)	-	(0.24)	-
Applicable income tax effect	0.03	-	0.09	-
Write-downs of foreclosed properties	(0.09)	(0.30)	(0.56)	(0.30)
Applicable income tax effect	0.03	0.11	0.21	0.11
	(0.07)	(0.08)	(0.34)	(0.06)
GAAP diluted earnings per common share	$0.11	$(0.40)	$0.07	$(0.39)

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities and
write-downs of foreclosed properties	$13,048	$12,555	$25,583	$25,068

Realized securities gains	318	1,256	1,946	1,520
Other-than-temporary impairment of securities	(532)	-	(1,761)	(29)
Write-downs of foreclosed properties	(689)	(2,194)	(4,132)	(2,194)
	(903)	(938)	(3,947)	(703)
GAAP total revenue	$12,145	$11,617	$21,636	$24,365

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities
and write-downs of foreclosed properties	$2,889	$2,745	$5,321	$5,151

Realized securities gains	318	1,256	1,946	1,520
Other-than-temporary impairment of securities	(532)	-	(1,761)	(29)
Write-downs of foreclosed properties	(689)	(2,194)	(4,132)	(2,194)
	(903)	(938)	(3,947)	(703)
GAAP total noninterest income	$1,986	$1,807	$1,374	$4,448